As filed with the Securities and Exchange Commission on January 29, 1999
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                MICROVISION, INC.
             (Exact Name of Registrant as Specified in its Charter)


             Washington                                    91-1600822
   (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                     Identification No.)

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                        2203 Airport Way South, Suite 100
                            Seattle, Washington 98134
                    (Address of Principal Executive Offices)

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                       1996 STOCK OPTION PLAN, AS AMENDED
                              (Full Title of Plan)

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                                Richard A. Raisig
                             Chief Financial Officer
                        2203 Airport Way South, Suite 100
                            Seattle, Washington 98134
                              Tel.: (206) 623-7055
                               Fax: (206) 623-5961
                (Name, Address, Telephone and Facsimile numbers,
                   Including Area Code, of Agent for Service)

                                 ---------------

                         Calculation of Registration Fee

===========================================================================================================
                                    Amount         Proposed Maximum      Proposed Maximum       Amount of
Title of Securities                  to be          Offering Price           Aggregate         Registration
   to be Registered               Registered         Per Share(1)        Offering Price(1)          Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, no par value     2,250,000 shares        $34.18               $36,132,329           $10,045


(1)  Of the shares being registered hereby, 1,133,542 shares are subject to options with exercise prices ranging from $5.94 to $34.18 per share and with an aggregate exercise price of $21,269,482. The registration fee for the balance of the shares being registered hereby is calculated in accordance with Rules 457(h)
     and 457(c) under the Securities Act of 1933.
===========================================================================================================

                                     PART I

     Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997; and

          (c) The description of the common stock of the Company contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article 7 of the Company's Amended and Restated Articles of Incorporation authorizes the Company to indemnify its directors to the fullest extent permitted by the Washington Business Corporations Act through the adoption of bylaws, approval of agreements, or by any other manner approved by the Board of Directors. In accordance therewith, Section 10 of the Company's Amended and Restated Bylaws ("Bylaws") requires indemnification of present and past directors, as well as any person who, while a director, also was serving at the request of the Company as an officer, employee or agent of the Company or as a director, officer, employee or agent of another entity (each, an "Indemnitee"), who was or is made a party, or is threatened to be made a party to, or is involved in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (a "Proceeding"), because such Indemnitee is or was a director of the Company.
Section 10 of the Bylaws also provides that any Indemnitee who was or is made a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor because such Indemnitee is or was a director of the Company, will be indemnified and held harmless by the Company to the fullest extent permitted by applicable law against all expense actually and reasonably incurred or suffered by such Indemnitee in connection with such action or suit; provided that the Indemnitee must have acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company; and provided further that no indemnification will be made in respect of any claim, issue or matter as to which such Indemnitee is adjudged liable to the Company. Notwithstanding these indemnification obligations, no indemnification will be provided to any Indemnitee to the extent that such indemnification would be prohibited by the Washington Business Corporation Act or other applicable law as then in effect, nor, except with respect to proceedings seeking to enforce rights to indemnification, will the Company indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person except where such Proceeding was authorized by the Board of Directors.

     Section 10 of the Bylaws also provides that expenses incurred in defending any Proceeding in advance of its final disposition may be advanced by the Company to the Indemnitee upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company, except where the Board of Directors adopts a resolution expressly disapproving such advancement.

     Article 10 of the Bylaws also authorizes the Board to indemnify and advance expenses to officers, employees, and agents of the Company on the same terms and with the same scope and effect as the provisions thereof with respect to the indemnification and advancement of expenses of directors.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1    Amended and Restated Articles of Incorporation of Microvision,
            Inc./1

     4.1.1 Articles of Amendment of Articles of Incorporation Containing the Statement of Rights and Preferences of the Series B Convertible Preferred Stock of Microvision, Inc./2

     4.2    Amended and Restated Bylaws of the Company/3

     4.3    Form of specimen certificate for common stock/1

     5      Opinion of Stoel Rives LLP

     10.1   1996 Stock Option Plan, as amended/4

     23.1   Consent of PricewaterhouseCoopers LLP

     23.2   Consent of Stoel Rives LLP (included in Exhibit 5)

     24     Power of Attorney (included herewith at page 8)

--------------

/1 Incorporated by reference to the Company's Form SB-2 Registration Statement, as amended, No. 333-5276- LA

/2 Incorporated by reference to the Company's Form 8-K for the event of January 14, 1999, as filed with the Securities and Exchange Commission on January 28, 1999

/3 Incorporated by reference to the Company's Form 10-QSB filed with the Securities and Exchange Commission on August 14, 1998.

/4 Incorporated by reference to the Company's Form 10-QSB filed with the Securities and Exchange Commission on November 16, 1998

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on January 20, 1999.


                                       MICROVISION, INC.



                                       By: /s/ RICHARD F. RUTKOWSKI
                                           -------------------------------------
                                           Richard F. Rutkowski
                                           President and Chief Executive Officer


                                       By: /s/ RICHARD A. RAISIG
                                           -------------------------------------
                                           Richard A. Raisig
                                           Chief Financial Officer and
                                           Chief Accounting Officer

     Each of the undersigned directors of Microvision, Inc., hereby constitutes and appoints Richard F. Rutkowski and Richard A. Raisig and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable to enable Microvision, Inc., to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Microvision, Inc., issuable pursuant to the 1996 Stock Option Plan, as amended, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of January, 1999:


RICHARD F. RUTKOWSKI                       STEVEN R. WILLEY
------------------------------------       ------------------------------------
Richard F. Rutkowski                       Steven R. Willey
President, Chief Executive Officer,        Executive Vice President and Director
and Director


RICHARD A. RAISIG                          WALTER J. LACK
------------------------------------       ------------------------------------
Richard A. Raisig                          Walter J. Lack
Vice President, Chief Financial            Director
Officer, and Director


ROBERT A. RATLIFFE                         JACOB BROUWER
------------------------------------       ------------------------------------
Robert A. Ratliffe                         Jacob Brouwer
Director                                   Director


RICHARD A. COWELL                          DOUGLAS TRUMBULL
------------------------------------       ------------------------------------
Richard A. Cowell                          Douglas Trumbull
Director                                   Director


WILLIAM A. OWENS
------------------------------------       ------------------------------------
William A. Owens                           Margaret Elardi
Director                                   Director